Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS

Record First Half Revenue, Net Income, Adjusted EBITDA and EPS

SAN DIEGO, Calif., — August 4, 2022 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the second quarter ended June 30, 2022, together with other business updates. Highlights include:
•Quarterly revenue of $242.7 million, an increase of 11% over the prior year;
•Nucleic Acid Production base business revenue (excluding estimated COVID-19 related CleanCap® revenue) increased 27% over the prior year;
•Net income of $156.7 million for the second quarter, representing growth of 17% over the prior year;
•Record Adjusted EBITDA margins of 78%;
•Cooperative Agreement signed with the Department of Defense to partially fund planned manufacturing expansion of Nucleic Acid Production capabilities in San Diego, California;
•Expansion of leadership team with the addition of Pete Leddy, Ph.D., as Executive Vice President and Chief Administrative Officer; and
•Strengthening the Nucleic Acid Production team with addition of Kate Broderick, Ph.D., as Senior Vice President, Research and Development, and Jay Lochhead as Vice President, Quality and Regulatory, for TriLink BioTechnologies, part of Maravai.
"Maravai produced another solid quarter with total revenues reaching $243 million, up 11% over the second quarter of 2021. These results include 27% revenue growth in our Nucleic Acid Production base business, after excluding the effect of an estimated $178 million of COVID-19-related CleanCap revenue in the quarter,” said Carl Hull, Chairman and CEO. “Our disciplined business model and strong cash position allow us to continue to invest in operations, facilities and people to support the many exciting growth opportunities in our Nucleic Acid Production base business, and to innovate in ways that support our mRNA and cell and gene therapy customers’ rapidly-evolving needs.”
Revenue for the Second Quarter 2022

	Three Months Ended June 30,
	2022	2021	Year-over-Year % Change
Nucleic Acid Production	$225,248	$192,521	17.0%
Biologics Safety Testing	17,484	18,208	(4.0)%
Protein Detection (sold in Sept. 2021)	—	7,046	(100.0)%
Total Revenue	$242,732	$217,775	11.5%

	Six Months Ended June 30,
	2022	2021	Year-over-Year % Change
Nucleic Acid Production	$448,898	$316,453	41.9%
Biologics Safety Testing	38,127	35,857	6.3%
Protein Detection (sold in Sept. 2021)	—	13,676	(100.0)%
Total Revenue	$487,025	$365,986	33.1%
Second Quarter 2022 Financial Results
Revenue for the second quarter was $242.7 million, representing an 11% increase over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $225.2 million for the second quarter, representing a 17% increase year-over-year and reflecting an estimated $177.6 million of COVID-19 related CleanCap revenue. The increase in Nucleic Acid Production revenue was the result of continued strong demand for our proprietary CleanCap analogs for COVID-19 vaccines and increased demand for mRNA products as this technology becomes incorporated into more therapeutic and vaccine development programs for a variety of indications.
•Biologics Safety Testing revenue was $17.5 million for the second quarter, representing a 4% decrease year-over-year.
Net income and Adjusted EBITDA (non-GAAP) were $156.7 million and $188.5 million, respectively, for the second quarter of 2022, compared to $134.5 million and $164.4 million, respectively, for the second quarter of the prior year.
Six Months Ended June 30, 2022 Financial Results
Revenue for the six months ended June 30, 2022 was $487.0 million, representing a 33% increase over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $448.9 million for the six months ended June 30, 2022, representing a 42% increase year-over-year and reflecting $349.6 million of COVID-19 related CleanCap revenue.
•Biologics Safety Testing revenue was $38.1 million for the six months ended June 30, 2022, representing a 6% increase year-over-year.
Net income and Adjusted EBITDA (non-GAAP) were $303.6 million and $375.5 million, respectively, for the six months ended June 30, 2022, compared to $210.0 million and $265.3 million, respectively, for the same period last year.
Updated Financial Guidance for 2022
Our updated financial guidance for the full year 2022 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.

Total revenue for 2022 is projected to be in the range of $880.0 million to $910.0 million, reflecting overall growth of 10% to 14%.
Adjusted EBITDA (non-GAAP) is now expected to be in the range of $640.0 million to $660.0 million.
Adjusted fully diluted EPS (non-GAAP) is now expected to be in the range of $1.70 - $1.80 per share. Adjusted fully diluted EPS (non-GAAP) is based on the assumption that all the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) are converted to shares of Class A common stock. The net income included in the Adjusted fully diluted EPS (non-GAAP) has been adjusted to eliminate the net income attributable to non-controlling interest as a result of the assumed full conversion of the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) for shares of Class A common stock and is further adjusted for certain items that we do not believe directly reflect our core operations. All such adjustments have been tax effected at the midpoint of an assumed statutory tax rate of 24%.
Maravai cannot provide guidance for the most closely comparable GAAP measures or reconciliations for the non-GAAP financial measures included in the updated 2022 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including net income attributable to noncontrolling interest, variations in effective tax rate, expenses to be incurred for acquisition activities, and the diluted weighted average number of shares of Class A common stock outstanding for the applicable period from potential proforma exchanges of outstanding Maravai Topco Holdings, LLC units (paired with shares of Class B common stock) for shares of Class A common stock. Thus, we are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available. However, 2022 interest expense is expected to be in the range of $22.0 million to $25.0 million, 2022 depreciation and amortization is expected to be in the range of $30.0 million to $35.0 million, and 2022 stock-based compensation is expected to be in the range of $18.0 million to $20.0 million.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021 (as adjusted)*	2022	2021 (as adjusted)*
Revenue	$242,732	$217,775	$487,025	$365,986
Operating expenses
Cost of revenue	37,496	37,811	77,528	69,202
Selling, general and administrative	28,061	24,500	61,261	47,971
Research and development	4,274	1,929	7,969	4,089
Change in estimated fair value of contingent consideration	(7,800)	—	(7,800)	—
Total operating expenses	62,031	64,240	138,958	121,262
Income from operations	180,701	153,535	348,067	244,724
Other income (expense)
Interest expense	(4,434)	(7,649)	(7,098)	(15,553)
Loss on extinguishment of debt	—	—	(208)	—
Change in payable to related parties pursuant to the Tax Receivable Agreement	—	—	2,340	5,886
Other expense	(1,275)	(3)	(1,268)	—
Income before income taxes	174,992	145,883	341,833	235,057
Income tax expense	18,271	11,386	38,252	25,095
Net income	156,721	134,497	303,581	209,962
Net income attributable to noncontrolling interests	85,481	85,354	165,479	137,717
Net income attributable to Maravai LifeSciences Holdings, Inc.	$71,240	$49,143	$138,102	$72,245

Net income per share attributable to Maravai LifeSciences Holdings, Inc.:
Basic	$0.54	$0.44	$1.05	$0.69
Diluted	$0.53	$0.44	$1.03	$0.69

Weighted average number of shares outstanding:
Basic	131,524	112,203	131,506	104,468
Diluted	255,361	112,280	255,324	257,686
____________________
*As adjusted to reflect the impact of the adoption of Accounting Standards Codification 842 (“ASC 842”).

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in thousands, except per share amounts)

Net Income to Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021 (as adjusted)*	2022	2021 (as adjusted)*
Net income	$156,721	$134,497	$303,581	$209,962
Add:
Amortization	6,252	5,040	11,779	10,081
Depreciation	1,892	1,615	3,747	2,871
Interest expense	4,434	7,649	7,098	15,553
Income tax expense	18,271	11,386	38,252	25,095
EBITDA	187,570	160,187	364,457	263,562
Acquisition contingent consideration (1)	(7,800)	—	(7,800)	—
Acquisition integration costs (2)	3,103	13	7,882	17
Stock-based compensation (3)	4,308	2,383	7,935	4,661
Merger and acquisition related expenses (4)	7	943	1,195	1,862
Financing costs (5)	27	852	1,064	1,058
Acquisition related tax adjustment (6)	1,264	—	1,264	—
Tax Receivable Agreement liability adjustment (7)	—	—	(2,340)	(5,886)
Other (8)	—	—	1,814	—
Adjusted EBITDA	$188,479	$164,378	$375,471	$265,274
____________________
*As adjusted to reflect the impact of the adoption of ASC 842.

Adjusted Net Income and Adjusted Net Income per Diluted Share
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021 (as adjusted)*	2022	2021 (as adjusted)*
Net income attributable to Maravai LifeSciences Holdings, Inc.	$71,240	$49,143	$138,102	$72,245
Net income impact from pro forma conversion of Class B shares to Class A common shares	85,481	85,354	165,479	137,717
Adjustment to the provision for income tax (9)	(20,224)	(20,058)	(39,152)	(33,052)
Tax-effected net income	136,497	114,439	264,429	176,910
Acquisition contingent consideration (1)	(7,800)	—	(7,800)	—
Acquisition integration costs (2)	3,103	13	7,882	17
Stock-based compensation (3)	4,308	2,383	7,935	4,661
Merger and acquisition related expenses (4)	7	943	1,195	1,862
Financing costs (5)	27	852	1,064	1,058
Acquisition related tax adjustment (6)	1,264	—	1,264	—
Tax Receivable Agreement liability adjustment (7)	—	—	(2,340)	(5,886)
Other (8)	—	—	1,814	—
Tax impact of adjustments (10)	(3,122)	(4,424)	(6,079)	1,559
Foreign-derived income cash tax benefit (11)	1,441	—	2,883	—
Net cash tax benefit retained from historical exchanges (12)	1,850	1,297	3,700	2,255
Adjusted net income	$137,575	$115,503	$275,947	$182,436

Diluted weighted average shares of Class A common stock outstanding	255,361	257,724	255,324	257,686

Adjusted net income	$137,575	$115,503	$275,947	$182,436
Adjusted fully diluted EPS	$0.54	$0.45	$1.08	$0.71
____________________
Explanatory Notes to Reconciliations
*As adjusted to reflect the impact of the adoption of ASC 842.
(1)Refers to the change in fair value of performance payments related to the acquisition of MyChem, LLC, which was completed in January 2022.
(2)Refers to incremental costs incurred to execute and integrate completed acquisitions, and retention payments in connection with these acquisitions.
(3)Refers to non-cash expense associated with stock-based compensation.
(4)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were not consummated.
(5)Refers to transaction costs related to the refinancing of our long-term debt and costs from our secondary offering that are not capitalizable or cannot be offset against proceeds from such transactions.
(6)Refers to non-cash expense associated with adjustments to the indemnification asset recorded in connection with the acquisition of MyChem.
(7)Refers to the gain related to the adjustment of our Tax Receivable Agreement liability primarily due to changes in our estimated state apportionment and the corresponding reduction of our estimated state tax rate.
(8)Refers to the loss recognized during the period associated with certain working capital and other adjustments for the sale of Vector Laboratories, Inc., which was completed in September 2021, and the non-cash expense incurred on extinguishment of debt.
(9)Represents additional corporate income taxes at an assumed effective tax rate of of 23.7% for the three and six months ended June 30, 2022 and 23.9% for the three and six months ended June 30, 2021, applied to additional net income attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.

(10)Represents income tax impact of non-GAAP adjustments and assumed proforma exchange of all outstanding Class B common stock for shares of Class A common stock at an assumed effective tax rate of 23.7% for the three and six months ended June 30, 2022 and 23.9% for the three and six months ended June 30, 2021.
(11)Represents income tax benefits at Maravai LifeSciences Holdings, Inc. related to the income tax treatment of income derived from sales to foreign-domiciled customers.
(12)Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the tax receivable agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) adjustments to acquisition contingent consideration; (ii) incremental costs incurred to execute and integrate completed acquisitions, and associated retention payments; (iii) charges for in-process research and development associated with completed acquisitions; (iv) non-cash expenses related to share-based compensation; (v) gain or loss on the sale of businesses; (vi) gain on sale and leaseback transactions; (vii) expenses incurred for acquisitions that were not consummated (including legal, accounting and professional consulting services); (viii) transaction costs incurred for the initial public offering, secondary public offerings, and debt refinancings; (ix) non-cash expense incurred on loss on extinguishment of debt; (x) loss or (income) recognized during the applicable period due to changes in the tax receivable agreement liability; and (xi) non-cash expense recorded for acquisition related tax adjustments. We define Adjusted Net Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and that do not represent, and should not be considered as, an alternative to net income, as determined in accordance with GAAP.
We use these non-GAAP measures to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe the measures facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net income, as determined by GAAP, or as a measure of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the second quarter of fiscal year 2022. Approximately 10 minutes before the call, dial (877) 407-0890 or (201) 389-0918 and reference Maravai LifeSciences. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.
Forward-looking Statements
This press release contains, and our officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding our financial guidance for 2022; our expectations for growth and profitability; our ability to make investments in research and development, capacity and people; our predictions regarding demand for our products; growth opportunities; and future innovations, constitute forward-looking statements and are identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•Certain of our products are used by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment. Unforeseen adverse events, negative clinical outcomes, development of alternative therapies or increased regulatory scrutiny of these vaccines and therapies and their financial cost may damage public perception of the safety, utility, or efficacy of these vaccines and therapies or other modes of treatment and may harm our customers’ ability to conduct their business. Such events may negatively impact our revenue and have an adverse effect on our performance.

•Continued demand for our COVID-19 related products and services, which currently comprise a significant portion of our revenue, may decrease as populations are vaccinated, the COVD-19 pandemic subsides or antiviral therapeutic alternatives are developed successfully.
•We are dependent on our customers’ spending on and demand for outsourced nucleic acid production and biologics safety testing products and services. A reduction in spending or demand could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.
•We compete with life science, pharmaceutical and biotechnology companies who are substantially larger than we are and potentially capable of developing new approaches that could make our products, services and technology obsolete.
•We depend on a limited number of customers for a high percentage of our revenue. If we cannot maintain our current relationships with customers, fail to sustain recurring sources of revenue with our existing customers, or if we fail to enter into new relationships, our future operating results will be adversely affected.
•We rely on a limited number of suppliers or, in some cases, sole suppliers, for some of our raw materials and may not be able to find replacements or immediately transition to alternative suppliers.
•Such other factors as discussed throughout the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter-ended March 31, 2022, as well as other documents on file with the Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Media Contact: Sara Michelmore
MacDougall Advisors
+1 781-235-3060
maravai@macdougall.bio

Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com